As filed with the Securities and Exchange Commission on December 4, 1998
                                                              File No. 333-51645

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                 Post-Effective
                                 Amendment No. 1
                                       to
                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                          GT INTERACTIVE SOFTWARE CORP.
             (Exact name of registrant as specified in its charter)

       Delaware                       7372                      13-3689915
   (State or other        (Primary Standard Industrial       (I.R.S. Employer
   jurisdiction of          Classification Code Number)      Identification No.)
   incorporation or
      organization)

                                417 Fifth Avenue,
                            New York, New York 10016
                                 (212) 726-6500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Ronald Chaimowitz
                                417 Fifth Avenue,
                            New York, New York 10016
                                 (212) 726-6500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                       ----------------------------------

                                   Copies to:

                              David P. Levin, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100
                        ---------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

================================================================================

                                EXPLANATORY NOTE

     GT Interactive Software Corp. (the "Registrant") has filed a Registration Statement on Form S-3 (Registration No. 333- 51645) (the "Registration Statement") which originally registered 487,026 shares of common stock, par value $0.01 per share, of the Registrant for sale by certain selling stockholders. The offering contemplated by the Registration Statement terminated on December 4, 1998. Pursuant to the undertaking contained in the Registration Statement, the Registrant is hereby filing this post-effective amendment to deregister such number of shares originally registered by the Registration Statement as remained unsold as of the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on December 4, 1998.

                             GT INTERACTIVE SOFTWARE CORP.



                             By: /s/ Ronald Chaimowitz
                                 ---------------------
                             Name:   Ronald Chaimowitz
                             Title:  Chairman of the Board of Directors
                                     and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Joseph J. Cayre, Ronald Chaimowitz and Jack J. Cayre his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                TITLE(S)                            DATE
      ---------                --------                            ----
/s/ Joseph J. Cayre       Chairman Emeritus of the Board       December 4, 1998
----------------------    of Directors
Joseph J. Cayre


/s/ Andrew Gregor         Senior Vice President, Finance       December 4, 1998
----------------------    and Administration, and Chief
Andrew Gregor             Financial Officer (Principal
                          Financial and Accounting Officer)


/s/ Ronald Chaimowitz     Chairman of the Board of             December 4, 1998
----------------------    Directors and Chief Executive
Ronald Chaimowitz         Officer


/s/ Jack J. Cayre         Executive Vice President, Director   December 4, 1998
----------------------
Jack J. Cayre

/s/ Stanley Cayre         Director                             December 4, 1998
----------------------
Stanley Cayre

/s/ Steven A. Denning     Director                             December 4, 1998
----------------------
Steven A. Denning

/s/ William E. Ford       Director                             December 4, 1998
----------------------
William E. Ford

/s/ Jordan A. Levy        Director                             December 4, 1998
----------------------
Jordan A. Levy

/s/ Alvin N. Teller       Director                             December 4, 1998
----------------------
Alvin N. Teller

/s/ Philip J. Riese       Director                             December 4, 1998
----------------------
Phillip J. Riese